SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: April 30, 2002


                                  DOMINIX, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                    000-29462                      13-4127624
 (State of Incorporation)     (Commission File Number)           (IRS Employer
                                                              Identification #)



           150 Broad Hollow Road, Suite 103, Melville, New York 11747
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                  631-424-4833
                    ----------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

On April 26, 2002, the management of Registrant entered into a Debt Conversion Agreement ("Agreement") with Diversified Capital Holdings, Inc. ("Diversified"). Diversified alleged that the registrant was in default of the November 30, 2001, Securities Purchase Agreement whereby Diversified purchased an aggregate of (i) $100,000 principal amount of the Company's 6% convertible debentures due November 29, 2003 (the "Debentures"); and (ii) warrants to purchase 2,000,000 shares of the Company's common stock, $.0001 par value, (the "Warrants") and the Registration Rights Agreement dated November 30, 2001, the Company agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the shares issuable upon (i) the conversion of the Debentures; and (ii) the exercise of the Warrants (the "Registration Rights Agreement").

Pursuant to the Agreement, the Registrant agreed to approve the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or other restrictions of Series A Convertible of the Company's preferred stock and shall promptly file a certificate of designation regarding such Series A Convertible Preferred Stock with the Delaware Secretary of State, a copy of which is attached hereto as Exhibit A, designating 1,333,333 of the Company's authorized 5,000,000 shares of preferred stock as Series A Convertible Preferred Stock, each share of which is convertible, at any time and in the sole discretion of the holder of such Series A Convertible Preferred Stock, into 100 shares of the Company's common stock.

In addition, pursuant to the Agreement, the following were appointed to the positions indicated:

Name                           Age     Position                       Appointed
--------------------------------------------------------------------------------
James W. Zimbler               37      Chairman, CEO              April 30, 2002
Andrew J. Schenker             41      Director and President     April 30, 2002

All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

James W. Zimbler, Chairman and CEO

On November 1, 2001, Mr. Zimbler, was appointed as President and Director of the TTI Holdings of America Corp. From February 2001 until October 15, 2001, Mr. Zimbler was engaged in consulting for various companies and for a portion of that time has been a principal member in Crossover Advisors, LLC. Prior to that, from January 1999 to November 1999, Mr. Zimbler was Chairman of the Board of Directors and President of IntermediaNet, Inc. now known as Cyberedge Enterprises, Inc., a public company


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

and in November 1999, became just the Chairman until February 2001. He was re-appointed CEO and a Director in September 2001. Mr. Zimbler was also Chairman and CEO of Universal Media Holdings, Inc., until February 2001. From December 1996 through November 1998, Mr. Zimbler was President and Chief Operating Officer for Total Freight Solutions America, Inc. Mr. Zimbler was employed by Packaging Plus Services, Inc. from August of 1994 through December of 1996. From March 1987 to September 1983 he was the owner of a messenger delivery service, which was sold. Thereafter he formed Rapid Delivery Service, which was sold to Packaging Plus Services, Inc., in 1994. Mr. Zimbler attended Suffolk Community College from 1983 through 1985 where he majored in Business Administration.

Andrew J. Schenker - Director and President

Mr. Schenker was appointed President of CDKnet.com, Inc. on January 3, 2002. He became a director of CDKnet.com in May, 1998. He recently stepped down from his position as the General Manager for Education Marketing - Worldwide at Symbol Technologies, Inc. a manufacturer and world leader in bar-code based data transaction systems based in Holbrook, New York to concentrate on entrepreneurial opportunities. Since November 1986, he has held several financial management positions at Symbol Technologies, Inc., most recently at the position described above. He is also the trustee for several trusts and a public foundation, as well as an executive committee member of the Smithtown School District Industry Advisory Board.


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On April 29, 2002, the debt-holder for ICON, INC., of the obligations of the Registrant for the purchase of ICON, INC., served a Demand for Collateral due to the default in the aggregate amount of $2,973,799 of the Registrant. Pursuant to the Demand, Both Nativity Realty, Inc. and Cornelia Abreu, elected to take possession of an aggregate 11,850,000 shares of ICON, INC., held as collateral for full consideration of the amount due under the Loan Guarantee and Security Agreement. Therefore, effective April 30, 2002, the Registrant was no longer in control of ICON, INC.

Currently, the Registrant has no operating business. It is the intention of the current management to locate a new business opportunity, either by acquisition of assets, stock or as a result of a merger.


ITEM 5.     OTHER EVENTS

Effective May 1, 2002, the Registrant has relocated its offices to 150 Broad Hollow Road, Suite 103, Melville, New York. The Telephone Number is 631-424-4833. The


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Registrant occupies space with Diversified Capital Holdings, Inc., a subsidiary of CDKnet, Inc. in approximately 1,000 square feet. The Registrant is not a signatory on the lease and is a month-to-month tenant. It currently does not pay rent on this space. The space is currently sufficient for its needs.


ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Effective April 30, 2002 and April 22, 2002, Enrique Abreu and Ric Cmiel respectively, submitted their resignations as Officers and Directors of the Registrant. Said resignations were accepted by the Board of Directors of the Registrant as of those dates.


EXHIBITS

Debt Conversion Agreement


           SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

           By: /s/ James W. Zimbler
           ---------------------------------
           James W. Zimbler
           President
           Date:  May 17, 2002



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                                    EXHIBIT A

                                    AGREEMENT

            Agreement, dated the 26th day of April, 2002, by and between Dominix, Inc., a Delaware corporation (the "Company") and Diversified Capital Holdings, LLC (f/k/a Azure Capital Holdings, LLC)("Diversified").

            WHEREAS, on November 30, 2001 the Parties hereto entered into a Securities Purchase Agreement whereby Diversified purchased an aggregate of (i) $100,000 principal amount of the Company's 6% convertible debentures due November 29, 2003 (the "Debentures"); and (ii) warrants to purchase 2,000,000 shares of the Company's common stock, $.0001 par value, (the "Warrants"); and

            WHEREAS, by Registration Rights Agreement dated November 30, 2001, the Company agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the shares issuable upon (i) the conversion of the Debentures; and (ii) the exercise of the Warrants (the "Registration Rights Agreement"); and

            WHEREAS, pursuant to the Registration Rights Agreement, it would constitute a Registration Default (as defined therein) in the event that the SEC failed to declare the Registration Statement effective on or before March 30, 2002, except where the failure to meet such deadline was solely the result of the holders of the securities to be registered therein; and

            WHEREAS, the Company agrees that a Registrable Default has occurred, for which it is solely responsible; and

            WHEREAS, the parties have agreed to amend the terms of the Debentures and the Registration Rights Agreement upon the terms and conditions set forth below; and

            WHEREAS, the Company has informed Diversified that the Company owes an aggregate of approximately $3,000,000 (the "Debt") to Cornelia Abreu and Nativity Realty, Inc., a Philippine corporation (collectively the "Debt Holders"), which Debt is in default and that the Company has agreed to surrender the Company's entire ownership interest its majority owned subsidiary, International Controllers, Inc., a Delaware corporation ("ICON"), together with ICON's ownership interests in its subsidiaries, eClubsPhillipines, Royalclubs and Sumacom, as well as the Company's interests in its e-rate contracts and the Company's right, title and interest in and to the trademark and service mark "eClubsworldwide" (collectively the "Assets") in consideration for the full satisfaction, cancellation and release of the Debt by the Debt Holders.

            WHEREAS, Enrique J. Abreu has represented to Diversified that he has, and at all times necessary to effectuate the above referenced transaction with the Debt Holders shall have, full, valid and binding authority to act on behalf of the Debt Holders and that Debt Holders are aware of, have agreed to and have specifically authorized him to effectuate the satisfaction, cancellation and release of the Debt on their behalf in exchange for the Assets.

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and such good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Diversified hereby agree as follows:

1.          SATISFACTION OF REGISTRATION DEFAULT
            ------------------------------------


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            1.1 Amendment of Debentures: In full satisfaction of any liquidated damages otherwise due to Diversified arising from the Company's Registration Default and notwithstanding any provision of the Debentures to the contrary, the parties hereby agree to amend the terms of the Debentures to allow Diversified, it's successors and assigns, in addition to and not in replacement of any other conversions rights which it may have pursuant to the Debentures, to convert, all, or any portion of the outstanding Principal Amount (as defined in the Debentures), into up to 1,333,333 shares of Series A Convertible Preferred Stock which the Company shall promptly authorize, which authorization shall occur prior to the resignation of the Company's Current Management, as set forth below:

            1.2. Designation of Preferred Stock: Prior to the resignation of the Company's Current Management (as defined below), the Company shall approve the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or other restrictions of Series A Convertible of the Company's preferred stock and shall promptly file a certificate of designation regarding such Series A Convertible Preferred Stock with the Delaware Secretary of State, a copy of which is attached hereto as Exhibit A, designating 1,333,333 of the Company's authorized 5,000,000 shares of preferred stock as Series A Convertible Preferred Stock, each share of which is convertible, at any time and in the sole discretion of the holder of such Series A Convertible Preferred Stock, into 100 shares of the Company's common stock.

            1.3. Current Management. A. Effective 9:00 am, New York time on April 30, 2002, each of the officers and directors of the Company (the "Current Management") shall resign and shall be deemed to have resigned from each and every position each such individual holds with the Company and, pursuant to such resignation shall renounce and waive any right any such individual may have to any options, warrants, debentures or other securities each such individual may possess.

            B. It is agreed that Enrique J. Abreu and Richard Cmiel have not been fully compensated for their services to the Company and that the Company shall enter into agreements with each such individual, subject to the approval of New Management, as set forth below, regarding the potential satisfaction of any compensation which may be due to them.

            1.4. New Management. The Current Management of the Company shall appoint the following individuals to the following positions, effective 9:00 am, April 30, 2002:

            A. Andrew J. Schenker, Chairman of the Board of Directors and Chief Executive Officer; and
            B. James W. Zimbler, Director and President.

            1.5. Surrender of Shares. As an inducement to Diversified to enter into this agreement, it is agreed that, no later than April 30, 2002, Enrique J. Abreu shall cause the shareholders who received an aggregate of 19,000,000 shares of the Company's common stock pursuant to the Vahab settlement agreement shall surrender such 19,000,000 shares of the Company's common stock to Diversified, together with attached, properly executed stock powers in favor of Diversified.

            1.6. Grassi & Co. It is agreed that the Company, following the appointments of New Management as described above, shall satisfy the outstanding obligations owed to the Company's accountants, Grassi & Co. on terms to be negotiated.


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            1.7. Vahab Default Litigation. It is agreed that the Company, following the appointment of New Management as described above, the Company shall retain outside counsel to defend and settle the Vahab litigation, Ray Vahab v. Dominix, et al, United States District Court, Southern District of New York, 01 CV 7334 (HB).

2.          CLOSING.     INTENTIONALLY LEFT BLANK

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            In order to induce Diversified to enter into this Agreement and to perform its obligations hereunder, the Company hereby represents and warrants to Diversified, which representations and warranties shall be deemed made as of the date hereof and as of the date of Closing, and which shall survive the date hereof and the Closing Date, that:

            3.1 ORGANIZATION, GOOD STANDING, POWER, ETC. The Company is a Delaware corporation but has not paid its 2000 and 2001 Delaware franchise taxes and, accordingly, is not in good standing under the laws of the state of Delaware. Except as set forth above in this section 3.1, the Company has full corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are now being conducted.

            3.2 CORPORATE AND SHAREHOLDER APPROVAL; BINDING OBLIGATION. The execution, delivery and performance of this Agreement and the transactions and agreements contemplated hereby have been approved by the directors and shareholders of the Company and, when executed and delivered by the Company and the Sellers, this Agreement and each of the agreements contemplated hereby shall constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

            3.3 NO VIOLATION. Except as set forth in Section 3.3 of the Disclosure Schedule, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of any provision of any agreement to which the Company is a party, or result in the creation of any lien, charge or encumbrance upon any of the assets of the Company; (ii) conflict with or violate any injunction, decree, statute, rule or regulation applicable to the Company or any of its assets; (iii) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company; or (iv) conflict with any contract, lease, note, agreement, bond, indenture or other instrument or undertaking, whether written or oral, to which the Company is a party or may be bound.

            3.4 CONSENTS AND APPROVALS. Except as set forth in Section 3.4 of the Disclosure Schedule, no permit, consent, approval or authorization of, or filing or registration with, any public authority or other person or entity is necessary in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby, provided that the parties understand that certain filings, including but not limited to a form 8-K, must be made to the Securities and Exchange Commission (the "Commission") in order to be in compliance with Federal securities laws.

            3.5 TAXES. Except as set forth in Section 3.1 above and in Section
3.5 of the Disclosure Schedule, the Company has timely, completely and accurately filed all federal, state and local taxes, tax returns and reports required to be filed by law and have paid all amounts which have become due and payable in connection with such returns and reports. The Company is not a party to any pending proceeding and, to the knowledge of the Company, there is no proceeding threatened by any government authority for the assessment or collection of taxes and there is no unresolved claim or lien for assessment or collection of taxes. There are no outstanding waivers or extensions of time


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with respect to the Company's taxes. For purposes hereof, "taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, petroleum business tax, excise, property, sales, occupation, use, recording taxes, fees and charges imposed by any federal, state or local government or agency and such terms shall further include any interest, liabilities, penalties and additions to tax thereon.

            3.6 LITIGATION. Except as set forth in Section 3.6 of the Disclosure Schedule, no claim, audit, suit, litigation, arbitration, proceeding (including any civil, criminal administrative, investigative, or appellate proceeding), or investigation pending or to the knowledge of the Company is threatened against or relating to the Company or any of its assets, or any of the transactions contemplated hereby.

            3.7 EMPLOYEES AND LABOR CONTRACTS.

            (a) Except as set forth in Section 3.7(a) of the Disclosure Schedule, the Company is not party to any employment agreement, union contract, collective bargaining agreement, or other agreement, relating to its employees. The Company (i) has paid in full all amounts owed or accrued to all of their respective employees (including vacation, sick and personal days), and other direct compensation for all services performed by them to the date hereof; and
(ii) upon termination of the employment of any such employees, will not be liable to any of such employees for any specific "severance pay" or any other payments; (iii) have complied in all respects and are in compliance with all laws and regulations respecting employment and employment practices and have paid all payroll, social security and similar taxes; and (iv) have no unfair labor practice complaint against pending or threatened against it before the National Labor Relations Board or any similar state agency.

            (b) Except as set forth in Section 3.7(b) of the Disclosure Schedule the Company is not party to any pension plan or profit sharing plan or other employee benefit plan of any nature (the "Plans") including, but not limited to any plans which would constitute a "Multiemployer Plan" as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). The Company has not, directly or indirectly, incurred any withdrawal liability with respect to a Multiemployer Plan nor does the Company expect to incur such liability.

            3.8 ENVIRONMENTAL MATTERS.

            (a) Except as set forth in Section 3.8(a) of the Disclosure Schedule, the Company has obtained all permits, licenses, and other authorizations, if any, which are required in connection with the conduct of the Company's Businesses under all federal, state or local rules, regulations and laws (collectively, the "Environmental Laws") relating to pollution or protection of the environment, including Environmental Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

            (b) Except as set forth in Section 3.8(b) of the Disclosure Schedule, the Company is in full compliance in the conduct of the Company' Businesses with all Environmental Laws and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws or contained in any regulation, code, plan, order, decree,


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judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

            (c) Except as set forth in Section 3.8(c) of the Disclosure Schedule, the Company is not aware of, nor has the Company received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

            (d) Except as set forth in Section 3.8(d) of the Disclosure Schedule, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of the Company, threatened against the Company in connection with the conduct of the Company's Businesses relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

            (e) Except as set forth in Section 3.8(e) of the Disclosure Schedule, the Company has not transported, stored, treated or disposed, nor have they allowed any third-party to transport, store, treat or dispose of fuel or hazardous waste to or at any location or in any manner in contravention of any Environmental Laws.

            3.9 CONTRACTS.

            (a) Except as set forth in Section 3.9 of the Disclosure Schedule neither the Company, nor any party thereto or bound thereby is in default under any contract to which the Company is subject (the "Contracts") and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default;

            (b) Except as set forth in Section 3.9(b) of the Disclosure Schedule, with respect to all Contracts (i) each will on the Closing Date be in full force and effect and legally binding upon the parties thereto; and (ii) the Company will not on the Closing Date have released any of its rights thereunder nor will any other party bound thereby have been released from its respective obligations nor will any obligations of any party have been affected as the result of the transfer contemplated hereby nor will the consent of any other party to any of the above be required with respect to the transfer contemplated hereby.

            3.10 ACCOUNTS RECEIVABLE. Except as set forth in Section 3.10 of the Disclosure Schedule, the Company's accounts receivable are bona fide receivables as set forth in the aging schedule which the Company shall deliver to Diversified.

            3.11 BANKRUPTCY. The Company is not, and has not been at any time, the subject of a petition, whether voluntary or involuntary, under Chapter 11 of the United States Bankruptcy Code, as amended from time to time.

            3.12 COMPLETE DISCLOSURE. The information concerning the Company


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set forth in this Agreement is complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements contained herein not false or misleading.

            3.13 TRADENAMES. Schedule 3.13 of the Disclosure Schedule sets forth the only tradenames used by the Company in connection with the Company' Businesses. There are no adverse claims, liens or encumbrances upon or affecting such tradenames. The Company is the sole and exclusive owners of such tradenames. The Company has the unrestricted right to use such tradenames in connection with the Company's Businesses, and the Company has given no other party the right to use such tradenames. The Company's use of such tradenames does not violate or infringe upon the rights of any other person or entity nor is any other person or entity infringing upon or violating the Companies' rights to use such tradenames.

            3.14 CONFORMITY TO LAWS.

            (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, the Company has not been cited with respect to itself or its assets by any health department or other governmental body or agency or with respect to employment and occupational safety matters for any material violation of any license, permit, rule, regulation or order within the past three (3) years.

            (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule, no person or party (including, but not limited to, governmental agencies of any kind) has made any claim against the Companies or the Sellers with respect to Assets arising out of any federal, state or local statute, ordinance or regulation relating to discrimination in employment or employment practices or occupational safety and health standard within the past three (3) years.

            3.15 RELATED PARTY TRANSACTIONS. Other than as described in Section
3.15 of the Disclosure Schedule, none of the directors, officers, or the shareholders of the Company, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, agreement or arrangement with the Company and none of the Company's officers, directors and shareholders, or members of their immediate family, have any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the Company's, or any supplier, distributor, or customer of the Company, except for ordinary rights of a shareholder, and except for rights under existing employee benefit plans.

            4 REPRESENTATIONS AND WARRANTIES OF DIVERSIFIED.

            Diversified hereby represents and warrants to the Company as follows:

            4.1 DUE ORGANIZATION. Diversified is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to own, lease and operate its properties and carry its business in the places where such properties are now owned, leased or operated or where such business is now being conducted

            4.2 POWER; BINDING AGREEMENT. Diversified has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Diversified will not violate any other Agreement to which Diversified is a


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party. This Agreement has been duly and validly executed and delivered by
Diversified and constitutes a valid and binding agreement of Diversified, Enforceable against Diversified in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

            4.3 NO CONFLICTS. No filing with, and no permit, authorization, consent or approval of, any state, local or federal or foreign public body or authority or any other party is necessary for the execution of this Agreement by Diversified and the consummation by Diversified of the transactions contemplated hereby, provided that the parties understand that certain filings, including but not limited to a form 8-K, must be made to the Securities and Exchange Commission (the "Commission") in order to be in compliance with Federal securities laws.

            4.4 BROKER'S FEES. The Purchaser represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly from the Purchaser in connection with the transactions contemplated herein.

            5. MISCELLANEOUS.

            5.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and performed entirely in New York.

            5.2 PUBLIC ANNOUNCEMENTS. The Company will consult with Diversified before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or regulation.

            5.3 SUCCESSORS AND ASSIGNS.

            Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            5.4 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            5.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided that the overall intent of this Agreement is achieved.

            5.6 AMENDMENT AND WAIVER.

            (A) This Agreement may be amended or modified only upon the written consent of all the parties hereto.


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            (B) No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver.

            5.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, consent or approval of any kind or character on the Purchaser's part in connection with any breach, default or noncompliance under this Agreement, or any waiver on such party's part of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

            5.8 NOTICES. All offers, notices, acceptances, requests of other communications hereunder shall be in writing and shall be delivered (i) in person, (ii) by certified or registered mail, return receipt requested, (iii) by Federal Express or other nationally recognized overnight courier service which issues confirmation of delivery or (iv) by confirmed facsimile transmission, to the Company, each Seller and the Purchaser at the addresses or facsimile numbers set forth below or to such other addresses or facsimile number, as applicable, as any party hereto may designate to the others in writing. Any such notice shall be deemed to be given (i) when delivered, if delivered personally or by Federal Express or other nationally recognized overnight courier service, (ii) on the third Business Day after the date of mailing, if sent by certified or registered mail or (iii) upon confirmation of receipt, if delivered by facsimile transmission.

             5.9 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            5.11 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

            5.12 FURTHER REMEDIES. In addition to those remedies specifically set forth herein, if any, either party hereto may proceed to protect and enforce its rights under this Agreement either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. No right or remedy conferred upon or reserved to either party or the holder of Shares under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to either party hereto or the holders of Shares may be exercised from time to time and as often as may be deemed expedient by the holders.

            5.13 FURTHER ASSURANCES. At any time or from time to time for a reasonable period following the Closing, the Sellers and the Purchaser agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence


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or effectuate the consummation of the Acquisition and the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

            5.14 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requires it.


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



            5.15 ADJUSTMENT. All dollar amounts and share numbers set forth herein shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Company Common Stock and/or Preferred Stock, between the date of this Agreement and the Closing Date, to the extent appropriate.

            IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date set forth in the first paragraph hereof.

                                            Diversified Capital Holdings, LLC


                                            By: /s/ James W. Zimbler
                                                -----------------------------
                                                James W. Zimbler, President

                                            Dominix, Inc.


                                            By: /s/ Enrique J. Abreu
                                                ------------------------------
                                                Enrique J. Abreu, President


                                            As to Section 1.5 Only:



                                                /s/ Enrique J. Abreu
                                                -----------------------------
                                                Enrique J. Abreu



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